EXHIBIT 99.1

     FIRST AMENDMENT, dated as of March 13, 1998 (the "AMENDMENT") to THE RIGHTS AGREEMENT, dated as of April 23, 1997 (as the same may be amended, supplemented or otherwise modified from time to time, the "RIGHTS Agreement"), between Department 56, Inc., a Delaware corporation (the "COMPANY"), and ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company ("RIGHTS AGENT").


SECTION 1. Definitions and Section References.
           ----------------------------------

     1.1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Rights Agreement and used herein are so used as so defined.

     1.2. Section References. Unless otherwise indicated, all Section and subsection references are to the Rights Agreement:

SECTION 2. Amendments to the Rights Agreement.
           ----------------------------------

     2.1. Amendment to Section 1. Section 1 of the Rights Agreement is hereby amended by amending and restating in its entirety the definition of "Acquiring Person" to read as follows:

          (a) "ACQUIRING PERSON" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 18.5% or more of the then outstanding Common Shares (other than as a result of a Permitted Offer) or was such a Beneficial Owner at any time after the date hereof, whether or not such person continues to be the Beneficial Owner of 18.5% or more of the then outstanding Common Shares. Notwithstanding the foregoing, (i) the term "Acquiring Person" shall not include (A) the Company, (B) any Subsidiary of the Company, (C) any employee benefit plan of the Company or of any Subsidiary of the Company, or (D) any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan acting in such capacity; and (ii) no Person shall become an "Acquiring Person" (x) as a result of the acquisition of Common Shares by the Company which, by reducing the number of Common Shares outstanding, increases the proportional number of shares beneficially owned by such Person together with all Affiliates and Associates of such Person, provided, that if (1) a Person would become an Acquiring Person (but for the operation of this clause (x)) as a result of the acquisition of Common Shares by the Company, and (2) after such share acquisition by the Company, such Person, or an Affiliate or Associate of such Person, becomes the Beneficial Owner of any additional Common Shares, then such Person shall be deemed an Acquiring Person, or (y) if (1) within five Business Days after such Person would otherwise have become or, if such Person did so inadvertently, after such Person discovers that such Person would otherwise have become, an Acquiring Person (but for the operation of this clause (y)), such Person notifies the Board that such Person did so inadvertently, and (2) within two Business Days after such notification (or such greater period of time as may be determined by action of the Board, but in no event greater than five Business Days), such Person divests itself of a sufficient number of Common Shares so that such Person is the Beneficial Owner of such number of Common Shares that such Person no longer would be an Acquiring Person.


SECTION 3.  Miscellaneous.
            --------------

     3.1. Continuing Effect; No Other Amendments. Except as expressly amended hereby, all of the terms and provisions of the Rights Agreement are and shall remain in full force and effect. The amendments provided herein are limited to the specific subsections of the Rights Agreement specified herein and shall not constitute an amendment of, or indication of the willingness of the parties thereto to amend, any other provisions of the Rights Agreement.

     3.2. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

     3.3. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.


          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the date and year first above written.


                                        DEPARTMENT 56, INC.


                                        By: /s/ David H. Weiser
                                            -----------------------------
                                            Name:  David H. Weiser
                                            Title: Senior Vice President



                                        CHASEMELLON SHAREHOLDER
                                        SERVICES, L.L.C.
                                        the Rights Agent


                                      By: /s/ Constance Adams
                                          -----------------------------
                                            Name:  Constance Adams
                                            Title: Relationship Manager


                                      By: /s/ Jared Fassler
                                          -----------------------------
                                            Name:  Jared Fassler
                                            Title: Assistant Vice President